UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2006
ENDWAVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31635 (Commission File Number)	95-4333817 (IRS Employer Identification No.)
776 Palomar Avenue
Sunnyvale, California 94085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (408) 522-3100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On June 12, 2006, Endwave Corporation entered into a five year lease agreement with Legacy Partners I San Jose, LLC. Under the terms of the lease, we will rent approximately 32,805 square feet of office space at 130 Baytech Drive, San Jose, California. The facility will house our corporate headquarters and will be used for research, development, engineering, marketing and general corporate office purposes.
     The duration of the lease is five years commencing on August 15, 2006. The aggregate base rent expense will be approximately $1.8 million over the five years of the lease. The lease is a triple net lease in which we are responsible for our pro-rata portion of all expenses of managing and operating the facility, including repairs, maintenance and property taxes for the facility. We also have an option to extend the lease for an additional year at a monthly rent equal to the fair market value of the premises at the time of the extension.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION
Dated: June 16, 2006	By:	/s/ BRETT W. WALLACE
Brett W. Wallace
	Title:	Executive Vice President and Chief Financial Officer